Looking for the % of UPB in each of the cells below

Each of the FICO/LTV strat groups will add up to 100%

1st mortgages
	FICO
LTV	>700	651-700	601-650	551-600	501-550	450-500	<450	Total
>100								0.00
90.01-100								0.00
80.01-90								0.00
70.01-80								0.00
60-70								0.00
<60	9.71	23.95	66.35					100.01
	9.71	23.95	66.35	0.00	0.00	0.00	0.00	100.01

2nd Mortgages
	FICO
LTV	>700	651-700	601-650	551-600	501-550	450-500	<450	Total
>100								0.00
90.01-100								0.00
80.01-90								0.00
70.01-80								0.00
60-70								0.00
<60								0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Loss Coverage		moodys	fitch	s&p
					Fixed	ARM

		BBB+	9.20	7.75	3.25	7.50
		BBB	7.95	6.50	2.75	6.75
		BBB-	7.15	5.75	2.50	6.00
		BB	5.70	4.50	1.70	4.20
		B	4.30	3.25	0.80	2.10

Looking for the % of UPB in each of the cells below

Each of the FICO/LTV strat groups will add up to 100%

1st mortgages
	FICO
LTV	>700	651-700	601-650	551-600	501-550	450-500	<450	Total
>100								0.00
90.01-100	0.6	3.79	4.6	0				8.99
80.01-90	2.39	6.47	12.54	0.07				21.47
70.01-80	15.25	30.54	19.72	0.17				65.68
60-70	0.22	1.48	2.17	0				3.87
<60								0.00
	18.46	42.28	39.03	0.24	0.00	0.00	0.00	100.01

2nd Mortgages
	FICO
LTV	>700	651-700	601-650	551-600	501-550	450-500	<450	Total
>100								0.00
90.01-100								0.00
80.01-90								0.00
70.01-80								0.00
60-70								0.00
<60								0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Loss Coverage		moodys	fitch	s&p
					Fixed	ARM

		BBB+	3.90	3.00	0.60	1.30
		BBB	3.35	2.50	0.50	1.10
		BBB-	2.85	2.25	0.40	0.90
		BB	2.20	1.75	0.30	0.55
		B	1.60	1.25	0.10	0.25

HSBC
HASCO2005-I1 Term Sheet Summary
Cut Off Date 11/01/2005
Balance: 577,159,801
1958 records
Whole Loan Trading
(+1) 212-525-3307

Statistics	First Franklin	New Century	Option One
Aggregate Principal Balance	228,886,813.16	200,481,877.44	147,791,110.39
Number of Mortgage Loans	797	693	468
Average Principal Balance	287,185.46	289,295.64	315,792.97
Aggregate Principal Balance (Fixed Rate)	3,958,234.01	0	7,875,666.16
Aggregate Principal Balance (Adjustable Rate)	224,928,579.15	200,481,877.44	139,915,444.23
% Fixed Rate Mortgages	1.73	0	5.33
% Adjustable Rate Mortgages	98.27	100	94.67
% Interest Only Loans	100.00%	100.00%	100.00%
Weighted Average Current Mortgage Rate	6.232	6.633	6.698
Weighted Average Credit Score	682	667	639
Weighted Average Original LTV	79.72	81.42	84.31
Weighted Average Original Combined LTV	93.03	91.13	88.37
Weighted Average Initial Net Rate	5.727	6.128	6.393
Weighted Average Debt Ratio	41.77	41.26	42.43
Weighted Average Stated Remaining Term	356	358	358
Weighted Average Stated Original Term	360	360	360
Weighted Average Months to Roll	23	27	27
Weighted Average Margin	5.355	5.891	5.045
Weighted Average Initial Rate Cap	2.996	1.499	3.002
Weighted Average Periodic Rate Cap	1	1.499	1
Weighted Average Maximum Rate	12.219	13.631	12.716
Weighted Average Minimum Rate	6.219	6.633	6.713
% Second Lien	0	0	0
% Silent & Silmul Second	69.94	49.89	21.35
% California Loans	62.88%	44.27%	50.08%